UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

VALERO ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the March 11, 2011, announcement by Valero Energy Corporation (“Valero”) regarding its proposed acquisition of the Pembroke refinery in Wales, U.K. (as described below in Item 8.01 of this current report), Valero will conduct a conference call to discuss the proposed transaction. The slides attached to this report were prepared for management’s use in the conference call. The slides are included in Exhibit 99.01 to this current report and are incorporated herein by reference. The slides will be available on Valero’s website at www.valero.com.

The information in Item 7.01 and Exhibit 99.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 and Exhibit 99.01 of this report will not be incorporated by reference into any registration statement filed by Valero under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Valero that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Valero or any of its affiliates.

Safe Harbor Statement

Statements contained in the exhibit to this report that state Valero’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that Valero’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that Valero has filed with the Securities and Exchange Commission.

Item 8.01	Other Events.

On March 11, 2011, Valero Energy Corporation (“Valero”) issued a press release announcing Valero’s entry into an agreement to acquire the Pembroke refinery in Wales, U.K. from a subsidiary of Chevron Corporation. A copy of the press release is filed with this report as Exhibit 99.02 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Slides from presentation to be used beginning March 11, 2011.

99.02	Press release dated March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Valero has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 11, 2011

By: /s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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